UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549


                           FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 29, 1997



                    NORTH CAROLINA RAILROAD COMPANY
        (Exact name of registrant as specified in its charter)



                          North Carolina
          (State or other jurisdiction of incorporation)



     0-15768                              56-6003280
(Commission File Number)     (IRS Employer Identification No.)


3200 Atlantic Avenue
Suite 110
Raleigh, North Carolina                           27604
(Address of principal executive offices)       (Zip Code)


                            (919) 954-7601
          (Registrant's telephone number, including area code)


                     This document contains 16 pages.

                         Table of Contents




Item 5.   Other Events . . . . . . . . . . . . . . . . . .  3

Item 7.  Financial Statements and Exhibits . . . . . . . .  5


Signatures . . . . . . . . . . . . . . . . . .  . . . . . . 5

Item 5.  Other Events

     The U. S. Surface Transportation Board ("STB") issued a decision and order dated May 29, 1997 with respect to the Registrant's petition for interim relief to the STB, STB Finance Docket No. 33134 (the "STB decision"). The Registrant's petition for interim relief sought an order requiring Norfolk Southern to pay rental on a temporary basis in the amount of $680,700 per month.

     The STB decision, incorporated herein as an Exhibit, denied the rental amount requested by the Registrant and provides (i) that the Registrant's petition for interim compensation is granted at the level of out-of-pocket expenses incurred by the Registrant due to Norfolk Southern's continued operation of the line, (ii) that the petition of the State of North Carolina ("State") to hold the proceeding in abeyance pending a negotiated buy out of minority shareholders and subsequent reopening of lease negotiations is granted subject to the requirement that the State and the Registrant report monthly to the STB on the progress of negotiations, and (iii) other procedural and related findings.

     The STB decision does not provide for compensation in excess of out-of-pocket expenses incurred by the Registrant due to Norfolk Southern's continued operation of the line, which expenses are not defined. The STB decision is expected to have material adverse effect on the near term liquidity of the Registrant, because it leaves the Registrant without a source of substantial revenue from the Registrant's principal asset. Because the Registrant may need to reserve its liquid assets to fund its litigation against Norfolk Southern and for other operating expenses, this decision may adversely affect the Registrant's ability to pay dividends. The Registrant has approximately $4 million of liquid assets. If the Registrant does not make a shareholder distribution of approximately $3.2 million on or before September 15, 1997, the Registrant will not be able to continue REIT status for 1996; which would have a material adverse effect on the Registrant and its shareholders for 1996, 1997, and future years. The Registrant intends to seek to reopen the STB decision in order to clarify the compensation and other provisions of the ruling, however, there can be no assurance that the STB will reopen the proceeding and, if reopened, that the result will be more favorable to the Registrant.

Cautionary Statement Identifying Important Factors That Could
Cause the Registrant's Actual Results to Differ From Those
Projected in Forward Looking Statements

     In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, readers of this document, and any document incorporated by reference herein, are advised that this document and documents incorporated by reference into this document contain both statements of historical facts and forward looking statements. Forward looking statements, which include statements about Norfolk Southern litigation, REIT status, and liquidity are subject to certain risks and uncertainties, which could cause actual results to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, dividends, capital structure, income taxes, and other financial items, (ii) statements of the plans and objectives of the Registrant or its management or Board of Directors, including estimates or predictions of actions by other parties or regulatory authorities, (iii) statements of future economic performance, and
(iv) statements of assumptions underlying other statements and statements about the Registrant or its business.

     This document and other documents filed by the Registrant with the Securities and Exchange Commission also identify important factors which could cause actual results to differ materially from those indicated by the forward looking statements. These risks and uncertainties include the Registrant's litigation against Norfolk Southern, the Registrant's ability to continue to qualify for tax treatment as a REIT or the timing of any failure to qualify, the Registrant's ability to reach any future agreement with Norfolk Southern for rental or other terms for the continued operation of the Registrant's railroad lines, the willingness of the State to make an acceptable buy-out offer and its ability to finance any offer, and other matters which are described herein and/or in documents incorporated by reference herein.

     The cautionary statements made pursuant to the Private Litigation Securities Reform Act of 1995 above and elsewhere by the Registrant should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Registrant prior to the effective date of such Act. Forward looking statements are beyond the ability of the Registrant to control and in many cases the Registrant cannot predict what factors would cause actual results to differ materially from those indicated by the forward looking statements.

Item 7.  Financial Statements and Exhibits

        c.  Exhibits

                       Index to Exhibits

     Exhibit             Item
     -------             ---------------------------------------
     99.1                Decision of the Surface Transportation
                         Board, served May 29, 1997, Finance
                         Docket No. 33134, North Carolina
                         Railroad Company -- Petition To Set
                         Trackage Compensation And Other Terms
                         And Conditions -- Norfolk Southern
                         Railway Company, Norfolk & Western
                         Railway Company, And Atlantic And East
                         Carolina Railway Company



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 3, 1997       By: /s/ R. Samuel Hunt, III
      ------------           -----------------------
                                 R. Samuel Hunt, III
                                 President

                            Exhibit 99.1

           SERVICE DATE - MAY 29, 1997 - LATE RELEASE

                  SURFACE TRANSPORTATION BOARD

                            DECISION

                  STB Finance Docket No. 33134

NORTH CAROLINA RAILROAD COMPANY -- PETITION TO SET TRACKAGE
COMPENSATION AND OTHER TERMS AND CONDITIONS -- NORFOLK SOUTHERN
RAILWAY COMPANY, NORFOLK & WESTERN RAILWAY COMPANY, AND ATLANTIC
AND EAST CAROLINA RAILWAY COMPANY


                     Decided: May 28, 1997


     On September 23, 1996, North Carolina Railroad Company
(NCRR) filed petitions seeking the prescription of interim and permanent compensation for the exclusive use of its 317-mile rail line between Charlotte and Morehead City, NC (the line), by operating subsidiaries 1 of Norfolk Southern Corporation (collectively, NS). NS replied to the petitions on October 15, 1996. On October 23 and November 4, 1996, respectively, petitions for leave to intervene, accompanied by replies, were filed by two NCRR shareholders: Jefferson-Pilot Life Insurance Company (Jefferson-Pilot); and Walter F. Rucker, representing himself and others (Rucker group).2 On December 5, 1996, the State of North Carolina (North Carolina) filed a petition for leave to intervene and a request to hold the proceeding in abeyance pending the negotiation of a settlement. Responsive pleadings and procedural motions, including a motion to compel discovery, followed each of these submissions.3 We are instituting a proceeding and granting the intervention requests of Jefferson-Pilot, the Rucker group, and North Carolina. We are also granting in part the requests for interim compensation but otherwise holding the proceeding in abeyance.

                    BACKGROUND

     In 1895, Southern Railway Company (Southern), an NSR predecessor, leased the 223-mile segment of the line, from Charlotte to Goldsboro, for a 99-year term, beginning January 1, 1896, and ending January 1, 1995. In 1939, AECR leased the 94-mile segment of the line, from Goldsboro to Morehead City, from NCRR's predecessor, Atlantic and North Carolina Railroad Company, for a 25-year term. See Atlantic & N.C.R. Co. Lease, 233 I.C.C. 644 (1939). The lease was amended several times and finally expired by its terms on December 31, 1994. NS operated the line under two lease agreements until their expiration.4

     In August 1995, a lease extension agreement (LEA), retroactive to January 1, 1995, was approved by the boards of directors of NS and NCRR, subject to ratification by NCRR's shareholders.5 NS commenced rental payments based on the LEA, and operations continued uninterrupted.6 Ratification of the LEA was on the agenda of the annual shareholder meeting, scheduled for December 15, 1995, but the meeting was boycotted by a group of minority shareholders, who objected to the negotiated level of compensation. Ratification of the LEA thus failed for lack of a
quorum.7   See Rucker v. McNair, No. 5:95-CV-1054-B0(2).  1996
U.S. Dist. Lexis 12877 (E.D.N.C. July 29, 1996) (enjoining NCRR from implementing the LEA). NS discontinued making rental payments after July 31, 1996,8 but continued to operate the line.

                   DISCUSSION AND CONCLUSIONS

     1. Intervention. NS opposes all three intervention requests. Generally, it argues that the NCRR shareholders lack
standing.9    According to NS, only NCRR, through its elected
officers and directors, has lawful authority to represent NCRR's
interests.10   NS acknowledges that intervention by the minority
shareholders is at least plausible, in contrast to intervention by North Carolina, because the shareholders have little control over the positions NCRR takes here. On the other hand, noting that North Carolina effectively controls NCRR, NS submits that their interest should be co-extensive, and they should speak with the same voice.11

     The minority shareholders and North Carolina each have a substantial stake in the outcome of NCRR's prescription request, and their interests are in conflict. The minority shareholders seek to maximize their return on investment whereas North Carolina also appears to be concerned with promoting industrial development along the line and, to that end, may be willing to forgo some return on its investment. NCRR does not have an equity position at stake and has supported both positions at various times. Originally, it favored the failed LEA, but it now appears to have adopted the minority shareholders' position.

     Because the minority shareholders have a significant private investment in NCRR, they should be granted leave to intervene so as to ensure that their interests are fully protected. North Carolina has a far greater investment in NCRR, and its position, at this time, does not appear to be represented by NCRR. Under the circumstances, North Carolina should also be granted leave to intervene. It does not appear that intervention will unduly broaden the issues that have been raised or disrupt the schedule
for filing verified statements.12   Accordingly, under 49 CFR
1112.4(a), good cause having been shown, intervention by all three petitioners is warranted and will be granted.

     2. Jurisdiction and Standard of Review. The parties agree that our jurisdiction under 49 U.S.C. 11323(a)(2) to approve and authorize leases between rail carriers extends to prescribing reasonable terms and conditions for NS's continued use of the line and that a prescription at this time is necessary and appropriate. It has long been held that our jurisdiction over trackage rights is exclusive and plenary, based on our powers under 49 U.S.C. 11323(a)(6) to approve and authorize them, and that it extends to all terms and conditions, including rents. Moreover, trackage rights agreements remain in effect and cannot be discontinued until we authorize their discontinuance or approve a new agreement. See Thompson v. Texas Mexican R. Co., 328 U.S. 134, 147-50 (1946) (Thompson). While leases generally result, as here, in exclusive use arrangements, they are otherwise basically analogous to trackage rights in terms of our jurisdiction, and we have similar statutory authority to approve and authorize them under 49 U.S. C. 11323(a)(2). Thus, our authority to prescribe the compensation and other terms and conditions of a lease, like our authority over trackage rights, must be viewed as exclusive and plenary. Accordingly, we are instituting a proceeding to establish compensation.

     As a practical matter, however, trackage rights compensation cases have certain public interest implications, Thompson at 148, that are distinguishable from lease compensation cases and these differences stem from the fact that in lease compensation cases, as is the case here, the tenant-lessee is usually the line's exclusive operator. Thus, lease compensation cases are not concerned with ensuring that there is either an equitable sharing of facilities or an equal competitive footing, and the associated costing and cost allocation issues do not arise. For these reason, this proceeding will not necessarily be governed by the costing methodologies developed in St. Louis Southwestern Ry. Co. Compensation -- Trackage Rights, 4I.C.C.2d 668 (1987) (Compensation-II),13 and applied in such cases as Arkansas & Missouri R. Co. v. Missouri Pacific R. Co., 6I.C.C.2d 619, clarified, 7I.C.C.2d 164 (1990) (A&M);14 Atchison, T. & S.F, Ry. Co. -- Operating Agreement, 8.I.C.C.2d 297 (1992); and Toledo, Peoria & Western Railway Corp. -- Trackage Rights Compensation -- Peoria and Pekin Union Railway Company, Finance Docket No. 26476 (Sub-No. 1) (ICC served Sept. 20, 1994). When and if we consider the merits in this proceeding, the parties will be required to support their respective valuation methodologies and the final compensation that they yield. If the parties also seek to have other terms and conditions prescribed, they should specify what they are seeking, justify why these terms and conditions should be prescribed, and explain how they relate to, and affect, the level of compensation proposed. At a minimum, we will expect the parties to address whether, and to what extent, the public interest considerations of the ICC Termination Act of 1995, Pub.
L. 104-88, 109 Stat. 803, apply in prescribing fair compensation for a lease agreement, whether and how they have factored these considerations into their own analyses, and whether and how we may factor them into our analysis.

     NS requests, in lieu of an evidentiary proceeding, that the terms and conditions of the LEA be prescribed in their entirety because they: (1) were developed after nearly 3 years of arm's length negotiation between NS and NCRR and, allegedly, represent the best and most reliable evidence of what is reasonable; and
(2) have already been endorsed by NCRR's management and financial advisors, as well as by an overwhelming majority of NCRR's shareholders. Alternatively, NS requests that if any evidentiary proceedings are to be held, the terms of the LEA be considered presumptively reasonable and NCRR be assigned the burden to prove otherwise.15 We will, in due time and if necessary, consider the LEA along with any other compensation proposals advanced by the parties.

     3.  Abeyance.   In its reply to NCRR's petitions, North
Carolina requests that the petition to prescribe permanent compensation be held in abeyance to give it an opportunity to acquire the stock now held by NCRR's minority shareholders and to reopen lease negotiations with NS as NCRR's sole owner. NS responds that it will be prejudiced if the proceeding is held in abeyance for lengthy period of time and it ultimately must pay retroactive compensation. NS points out that it remains obligated to operate the leased line even though the terms and conditions of its use are unknown and may not be fixed for some time. NS states that it is prepared to cooperate with North Carolina, NCRR, and the minority shareholders, either in negotiating a buyout or renegotiating a lese extension, but insists that the proceeding be resolved expeditiously as long as retroactive prescriptive relief is being sought.16

     Contrary to North Carolina's assurances, NS states that it is not convinced that North Carolinas will succeed in acquiring the interest of the minority shareholders and submits that there are likely to be significant delays. It notes that prior buyout proposals have failed over the past two decades and attributes these failures to a number of reasons including: the indecision of North Carolina; the unavailability of, or unwillingness to commit, State funds; and the intransigence of, or insistence on an unreasonably high price by, private shareholders. NS notes that, under the current buyout initiative, the investment bankers retained by NCRR have yet to develop a purchase price, North Carolina has yet to commit any funds, and minority shareholders may resist any buyout efforts as evidenced by a lawsuit apparently filed in this regard.

     In a letter filed April 9, 1997, North Carolina reports that its negotiations with a special committee appointed by the NCRR board of directors have resulted in a letter of intent, approved by the NCRR board, outlining the general terms under which it would acquire the minority-held shares. North Carolina acknowledges that the buyout is not imminent, and that it still must obtain financing and the approval of the minority shareholders. Nevertheless, it contends that the proposed buy out and subsequent negotiations with NS are the most efficient and appropriate means of resolving this dispute. In a response filed April 17, 1997, NS states that it has no intention of reopening negotiations, but will insist on the terms contained in the LEA.17

     We will grant the request to hold the proceeding in abeyance
because we believe the benefits outweigh the burdens.   North
Carolina has shown progress in acquiring the minority-owned NCRR stock. If it succeeds, the permanent compensation issue might be resolved more readily and possibly without further regulatory intervention. Furthermore, it is not clear from the record that North Carolina is inexorably opposed to reinstating the LEA. Likewise, NS's insistence that it will not reopen negotiations must, in the absence of a concrete proposal from a State-owned NCRR, be viewed as premature.

     We will not, however, accede to an indefinite delay of the proceeding. NS cannot reasonably be expected to provide rail service indefinitely at current freight rates while NCRR seeks a lease compensation prescription at a significantly higher level and requests that it be made retroactive to the expiration of the
lease agreements.18   Accordingly, we will require that North
Carolina and NCRR submit monthly reports, demonstrating their progress in reaching a buyout agreement and the means of implementing it.19

     4. Interim Compensation. NCRR and interveners request that interim compensation be set at the level negotiated in the LEA. NCRR submits, in its petitions for interim relief, that our authority to set permanent compensation implies the authority to set interim compensation and that an interim prescription is of utmost importance because NS ceased making rental payments.

     Specifically, NCRR states that the line is its principal asset, that the rent previously received from NS constitutes the bulk of its income, and that interim funds are needed to finance this proceeding. Contending that is cannot afford to wait for a permanent prescription. NCRR requests that interim compensation be prescribed; that it be set at no less than the level negotiated in the LEA ($680,700 per month), net of all maintenance, capital improvements, taxes, and assessments; and that it be made retroactive to August 1996.

     In reply, NS disputes the need to prescribe interim compensation. It notes that it has already paid approximately $18 million to NCRR in reliance on the apparent approval of the LEA and that ample funds should still be available notwithstanding that NCRR has already paid a $13 million special
cash dividend to its shareholders.20   Additionally, NS notes
that it continues to pay all maintenance expenses, capital improvements, property taxes, and assessments.

     NS offers to maintain the status quo pending the resolution of this proceeding by paying interim compensation at the rate
specified in the expired leases.21   It contends that this is
consistent with past practice and notes that, at this level of compensation, it has already prepaid rental for the foreseeable future. Otherwise, NS asserts that the compensation provision of the LEA cannot be severed from the rest of the integrated agreement and, by itself, does not represent an appropriate minimum level of interim compensation.

     In light of our decision to hold this proceeding in abeyance, the need for interim compensation is readily apparent, but neither side has presented an acceptable proposal for setting the level. NS views the compensation level contained in the expired leases as a ceiling for interim compensation, whereas NCRR and the interveners view the level in the LEA as a floor.
On this record, however, neither party has justified its position. We also recognize the obligation of NCRR to pass through to its shareholders any rents received in excess of it expenses. We conclude that the interim compensation should be set at the level of out-of-pocket expenses incurred by NCRR due to NS's continued operation of the line. Anything less would require NCRR to operate at a loss; anything more would go to the benefit of shareholders, not NCRR.22

     This decision will not significantly affect either the quality of human environment or the conservation of energy resources.

     It is ordered:

     1.  A proceeding is instituted.  The State of North
Carolina, Jefferson-Pilot Life Insurance Company, and Walter F.
Rucker (representing himself and others) are granted leave to intervene.

     2. All statements and pleadings heretofore tendered are accepted into the record.

     3. The petition of the State of North Carolina to hold this proceeding in abeyance pending a negotiated buyout of minority shareholders and subsequent reopening of lease negotiations is granted subject to the requirement that North Carolina and NCRR report monthly to the Board on the progress of negotiations. The parties are free to engage in consensual discovery while the proceeding is in abeyance. NCRR's outstanding motion to compel is dismissed as moot.

     4. The petition of NCRR for interim compensation is granted at the level of out-of-pocket expenses incurred by NCRR due to NS's continued operation of the line.

     5.  This decision is effective on the date of service.

     By the Board, Chairman Morgan and Vice Chairman Owen.


                              Vernon A. Williams
                              Secretary



                           FOOTNOTES
______________________________________________________________

     1.  Norfolk Southern Railway Company (NSR), Norfolk &
Western Railway Company (N&W), and Atlantic and East Carolina
Railway Company (AECR).

     2. North Carolina owns approximately 75% of NCRR's outstanding stock. The remaining 25% of NCRR's outstanding stock is privately held with Jefferson Pilot and the Rucker group together owning approximately one-third and NS owning approximately one-tenth of the privately held stock.

     3. A number of the pleadings and motions were filed out of time or constitute replies to replies, in violation of 49 CFR
1104.13(a) and (c), respectively. We will waive these rules and accept the filings in the interest of a complete record.

     4. The 1895 lease called for an annual rent of $286,000, paid semi-annually. It did not contain an escalation clause or contemplate inflation-based adjustments. Additional terms required, among other things, that Southern maintain the line and pay all taxes and assessments. The 1939 lease initially called for an annual rent of $60,500, which was to be augmented by incremental adjustments based on NS's annual revenues from operating the line. The annual rent was revised twice before the lease expired, at which time it had increased to approximately $300,000.

     5. The lease and operation was authorized by exemption from regulation in Norfolk Southern Railway Company and Atlantic and East Carolina Railway Company -- Lease and Operation Exemption -- North Carolina Railroad Company, Finance Docket No. 3280 (ICC served Dec. 22, 1995).

     6. NS states that it made rental payments of $8 million in 1995 (base rent plus interest) and $4.7 million in 1996 (based on rent of $680,700 monthly through July 1996) in reliance on the LEA. NS also states that it made a one-time $5 million payment (plus interest) to compensate NCRR for the release of certain potential personal property claims against NS.

     7. Under NCRR's by-laws and the LEA, to constitute a quorum at the shareholder meeting the holders of a majority of the shares held by shareholders other than North Carolina (the private shareholders) must be represented, either in person or by proxy.

     8. NCRR alleges that part of the line, between milepost K-27.4 at North Winston (near Winston-Salem) and milepost K-0.0 at
Pomona and between milepost 286.8 at Pomona and milepost 284.4 at Elm (Greensboro), in now operated by N&W pursuant to overhead trackage rights granted by NSR in Norfolk and Western Railway
Company -- Trackage Rights Exemption -- Norfolk Southern Railway
Company, STB Finance Docket No. 32961 (STB served June 6, 1996).
Petitions to revoke the notice of exemption were filed by NCRR and United Transportation Union and are pending.

     9. Administrative agencies are not bound by the strict requirements of standing that otherwise govern judicial proceedings. See Missouri Pacific Railroad Company --
Abandonment -- In Douglas, Champaign and Vermilion Counties, IL
(Wersville and Jamaica Branches), Docket No. AB-3 (Sub No. 103)
(ICC served Nov. 3, 1994) slip op. at 3 n.4.

     10. NS states that NCRR's officers and directors have a fiduciary duty to promote the interests of all of the corporation's shareholders and to maximize corporate value. To the extent the minority shareholders disagree with or believe that they are not being fairly represented by NCRR's officers and directors. NS contends that state law affords the proper procedure and remedy for resolving such disputes through shareholder derivative action for breach of fiduciary duty.

     11. According to NS, North Carolina, as the majority shareholder, is entitled to elect 10 of NCRR's 15 directors and to appoint its president and senior officers. Further, NS notes that NCRR's current president was appointed recently and that he and the senior officers all serve at the will of the Governor of North Carolina. Thus, NS argues that the actions of the president and senior officers in charge of this proceeding must be presumed to reflect the will of the Governor and the interest of North Carolina.

     12. Granting North Carolina's request to hold the proceeding in abeyance will result in a delay in the procedural schedule. However this is not a consequence of the intervention.

     13.  See also St. Louis Southwestern Ry. Co. -- Trackage

Rights Compensation, 11.C.C.2d 776 (1984) and St. Louis Southwestern Ry. Co. Compensation -- Trackage Rights, 5.I.C.C.2d 525 (1989). Under the methodology developed in these decisions (SSW Compensation methodology), total compensation for trackage rights is the sum of three elements; (1) the variable cost that is incurred by the owning carrier but attributable to the tenant carrier's operations over the owning carrier's track; (2) the tenant carrier's usage-proportionate share of track maintenance and operating expenses; and (3) an interest or rental component to compensate the owning carrier for the tenant carrier's use of the capital dedicated to the track by the owning carrier. Of these elements, only the interest rental component appears to be appropriate here. For trackage rights compensation, that component is normally derived by first multiplying the value of the assets by a rate of return equal to the railroads' current pre-tax nominal cost of capital. The resulting product would then be apportioned to the tenant carrier based on its percentage of total cars traversing the line. However, in this proceeding there are no shared facilities whose costs require apportioning between the landlord and tenant railroads. Even under the SSW Compensation methodology, the tenant is not required to pay the landlord return on betterments of the proper cost of capital that would be relevant for the owners of the line, whose businesses lie predominately outside of railroading.

     14. The SSW Compensation methodology was developed and used by the Interstate Commerce Commission to set compensation for trackage rights imposed to redress the anti-competitive efforts of a railroad merger. A&M extended the SSW Compensation methodology beyond the merger context to establish the terms of compensation to be paid for the renewal of a trackage rights agreement where the parties wanted the arrangement to continue but could not agree on compensation.

     15. NS does not contend that the LEA has binding status; it only argues that it is the best evidence of what is fair and reasonable under the circumstances.

     16. NCRR requests that the petition to hold the proceeding in abeyance be denied unless its request for interim compensation is granted at the level originally requested in its September 23 petition. Interim compensation is discussed separately, infra.

     17. In a letter filed April 29, 1997, the Rucker group replied to both letters. The Rucker group supports holding the abeyance (with interim compensation) noting that a buyout would obviate the group's further participation and simplify remaining proceedings.

     18. NS does not clearly articulate the nature of the harm that would arise from a retroactive prescription. We find it unlikely, however, that it would suffer an operating loss as a result of having underpriced its traffic. A number of factors typically enter into rate making decisions, but as long as attributable costs are met, the cost of providing service is subordinate to market forces and regulatory constraints.

     19.  The parties are free to engage in consensual discovery.
NCRR's motion to compel responses to its first set of interrogatories, document requests, and requests for admission, filed December 22, 1996, is dismissed as moot.

     20. As a real estate investment trust, NCRR is required by law to distribute substantially all of its rent payments to it shareholders.

     21. Alternatively, if we were to impose interim compensation at the $8 million base rental level specified in the LEA, NS argues that the amounts paid in excess to the rent otherwise owed under the expired lease should be paid into, and held in, escrow pending a final decision. Otherwise, the requirement that NCRR distribute rental payments to its shareholders would leave it with no source of funds to repay NS at the end of the proceeding.

     22. Moneys passed through to shareholders may not be recoverable if, ultimately, NS has overpaid and the lease is not renewed.

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